                                  EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed this 20th day of November, 2001, by and between Applica Durable Manufacturing Limited, a Hong Kong corporation (the "Company"), and Raymond So, an individual residing in Hong Kong (the "Executive").


                                    RECITALS:

       A. The Executive is currently employed as the Managing Director of the Company.

       B. The Executive possesses intimate knowledge of the business and affairs of the Company and its subsidiaries, their policies, methods and personnel.

       C. The Directors of the Company (the "Board") recognize that the Executive has contributed to the growth and success of the Company and its subsidiaries, and desires to assure the Company and its subsidiaries of the Executive's continued employment and to compensate him therefor.

       D. The Directors have determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company and its subsidiaries and affiliates.

       E. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                       AGREEMENT

      Therefore, in consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

       1. Employment. Commencing on the Closing Date, the Company shall employ the Executive and the Executive shall accept employment by the Company, upon the terms and conditions set forth in this Agreement.

       2. Term. The term of employment (the "Term") of this Agreement shall begin on the date hereof and shall terminate as provided herein. Except as otherwise provided in Sections 7, 8, 9, 10, 11 and 12 below, the Term shall be for a continuous three-year period commencing on this date and running for a period such that on each "Anniversary Date" (as defined below) an additional year automatically shall be added. At any time on or up to 30 days' prior to any Anniversary Date, either party may provide written notice to the other party of that party's intention not to extend the Term of this Agreement beyond the number of years then remaining in the Term, which shall always be three. Such written notice shall be deemed the notice to terminate this Agreement at the end of the three-year term then in effect. The "Anniversary Date," as used herein, shall be the first day of the second year of the Term and the first day of each subsequent year, including each year beyond the first three years of the Term. It is the intention of the parties that the Term as of each Anniversary Date automatically shall be three years, that three years' written notice shall be required to terminate this Agreement, except as otherwise provided in Sections 7, 8, 9, 10, 11 and 12 below, and that said written notice to terminate may only be given on an Anniversary Date.

       3. Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chief Executive Officer of Applica Incorporated, a Florida corporation and the parent corporation of the Company ("Applica"), and will initially serve as the Managing Director of the Company. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Company and its subsidiaries and affiliates, will use his best efforts to promote the success of the Company and its subsidiaries, and will cooperate fully with the Directors in the advancement of the best interests of the Company and its subsidiaries, as well as Applica.

       4. Compensation. During the Term, the Company shall compensate Executive as follows:

              (a) Salary. The Company shall pay Executive an annual salary of US $450,000 (the "Annual Base Salary"), to be distributed in equal periodic installments according to the Company's customary payroll practices.

              (b) Annual Bonus. The Executive shall be entitled to receive incentive compensation (the "Incentive Compensation") for each year during the Term as set forth below:

                  (i) Performance Bonus. At the beginning of each calendar year during the Term, the Chief Executive Officer of Applica shall establish target goals for (A) (1) earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company on a consolidated basis and Applica on a consolidated basis, (2) annual inventory levels for Applica and (3) customer service and (B) the Executive's personal performance (collectively, the "Performance Goals"). The Executive shall be entitled to an annual bonus (the "Performance Bonus") based 50% on the achievement of the Performance Goal set forth in (A) above and 50% on the achievement of the Performance Goal set forth in (B) above, it being understood that a pro rata Performance Bonus may be earned by the Executive as set forth below in any year in which either Performance Goal is met. Such Performance Bonus shall be equal to a percentage of his Annual Base Salary to be determined as follows:

                    AGGREGATE PERCENTAGE OF             BONUS AS PERCENTAGE
                  PERFORMANCE GOALS ACHIEVED           OF ANNUAL BASE SALARY
            --------------------------------           ---------------------
            75% - 79% (Threshold Performance)                   20%

            80% - 84%                                           23%
            85% - 89%                                           26%
            90% - 94%                                           29%
            95% - 99%                                           32%
            100% - 104% (Target Performance)                    35%
            105% - 109%                                         38%
            110% - 114%                                         41%
            115% - 119%                                         44%
            120% - 124%                                         47%
            125% and above (Maximum Performance)                50%

              (ii) Cumulative Synergy Bonus. If the Company achieves $45 million in certain cumulative synergies resulting from the integration of the Household Products business into Applica (the "Cumulative Synergy Goals") on or before December 31, 2001, the Company shall establish a bonus pool in an amount equal to 30% of the aggregate Annual Base Salaries of all employees entitled to a cumulative synergy bonus. Upon the achievement of the Cumulative Synergy Goals, the Employee shall be entitled to receive a one-time cash bonus (the "Cumulative Synergy Bonus") to be paid in the first quarter of 2002, if the Employee is employed with the Company. The amount of the Cumulative Synergy Bonus shall be determined in the sole discretion of the Board (or the Compensation Committee, as applicable).

              (iii) Special Bonus. From time to time during the Term, as determined by the Chief Executive Officer of Applica, the Executive shall be entitled to additional bonuses to be paid in cash, stock or otherwise.

       5.     Expense Reimbursement and Other Benefits.

              (a) Reimbursement of Expenses. During the term of Executive's employment hereunder, the Company, upon the submission of proper substantiation, including copies of all relevant invoices, receipts or other evidence reasonably requested by the Company, by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including first class or business class air travel.

              (b) Executive Benefits. Executive shall participate in the Company's insurance plans (collectively, the "Welfare Benefits") and executive benefits and bonuses covering the Company's senior executive officers as are now or may in the future be in effect, subject to applicable eligibility requirements.

              (c) Stock Options. During the Term of this Agreement, the Executive shall be eligible to be granted options to acquire shares of the Common Stock of Applica under (and therefore subject to all terms and conditions of) Applica's stock option plans as then in effect, and all rules and regulations of the United States Securities and Exchange Commission applicable to stock option plans. Such options will contain such restrictions as required by the Board of Directors of Applica or the applicable committee of such Board charged with administration of the stock option plan. The number of shares of Common Stock subject to the stock options shall be adjusted for any subsequent stock splits, stock dividends or similar recapitalizations of Applica's Common Stock which results in an increase or decrease of the number of shares of outstanding Common Stock. The number of options and terms and conditions of options shall be determined in the sole discretion of the Board of Directors of Applica, or applicable committee thereof, and shall be based on several factors, including the performance of the Company and Applica.

              (d) Automobile. During the Term, the Company shall provide Executive with an automobile or a monthly automobile allowance.

              (e) Vacation. During the Term, the Executive will be entitled to four weeks' paid vacation for each year. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Company's policies.

       6.     Restrictions.

              (a) Non-Competition. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an Executive, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (for this purpose, any business that engages in the manufacture or distribution of products similar to those products manufactured or distributed by the Company at the time of termination of the Agreement shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of Applica or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the United States Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on Nasdaq or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

              (b) Nondisclosure. During the Term and after the termination of the Term for any reason, the Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Confidential Information shall include, but not be limited to, any and all:

                  (i) trade secrets and data concerning the past, current and planned business, strategy, operations and affairs of the Company, data, know-how, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, customer lists, client lists, agent lists, current and anticipated customer and client requirements, price lists, commission information, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, concepts, ideas, designs, methods and information relating directly or indirectly to the Company;

                  (ii) information concerning the past, current and planned business, strategy, operations and affairs of the Company, which includes historical financial statements, financial projections and budgets, historical and projected income, capital spending budgets and plans, the names and backgrounds of key personnel, suppliers, distributors, manufacturers, customers and clients, and any and all information

                  (iii) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

              Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law; provided, however, that the Executive provides prior notice of such disclosure to the Company and provides the Company with a reasonable opportunity to prevent, limit or protect such disclosure. None of the foregoing obligations and restrictions apply to any Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of disclosure by the Executive.

              (c) Nonsolicitation of Executives and Clients. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, other than in connection with the performance of Executive's duties under this Agreement,
(a) employ or attempt to employ or enter into any contractual arrangement with any Executive or former Executive of the Company, unless such Executive or former Executive has not been employed by the Company for a period in excess of six months, (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, and/or (c) make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers (unless the Executive can demonstrate that such information was or became generally available to the public other than as a result of a disclosure by the Executive).

              (d) Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its customers (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

              (e) Books and Records. All books, records, and accounts relating in any manner to the customers of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time. The Executive will not remove from the Company's premises any other proprietary or confidential document, agreement, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the term of this Agreement, the Executive will promptly return to the Company all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies or other physical embodiment of any of the Proprietary Items.

              (f) Definition of Company. Solely for purposes of this Section 6, the term "Company" shall mean Applica, along with its current direct and indirect subsidiaries, any existing or future subsidiaries of Applica that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with Applica during the periods described herein.

              (g) Acknowledgment by Executive. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

              (h) Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

              (i) Extension of Time. If the Executive shall be in violation of any provision of this Section 6, then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

              (j) Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

              (k) Injunctive Relief. The Executive acknowledges that the injury that would be suffered by the Company as a result of a breach of any provision of this Section 6 would be irreparable and that an award of monetary damages for such a breach would be an inadequate remedy. Consequently, the Executive consents to, and the Company will have the right (in addition to any other rights it may have) to request, the issuance of a temporary restraining order or a preliminary or permanent injunction to prohibit or restrain any breach or threatened breach or otherwise to specifically enforce any provision of this
Section 6, or to maintain the status quo pending the outcome of any proceeding which may be initiated. The Company will not be obligated to post bond or other security in seeking such relief.

       7. Death. The Term shall terminate upon the death of Executive and be of no further force or effect. Upon such termination, the Company will pay the Executive's estate a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the number of years remaining in the Term, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term.

       8. Disability. If during the Term Executive is unable to perform his services, by reason of illness or incapacity, for a period of 180 consecutive days or more, the Company may, at its option, upon written notice to Executive, terminate the Term and his employment hereunder. If the Term is terminated as a result of the Executive's disability, the Company will pay the Executive (A) his Annual Base Salary at the date of termination for the period remaining in the Term to be distributed in periodic installments according to the Company's customary payroll practices, and (B) a lump sum equal to the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term, to be paid at the time of such termination. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for the remainder of the Term. Notwithstanding the foregoing, if the Executive shall find other employment during the period he is receiving payments pursuant to this Section 8, then the Executive shall promptly notify the Company in writing of the date and terms of such employment and the Company shall be entitled to reduce the amount payable to the Executive pursuant to this Section 8 during the period from the commencement of such other employment by the cash compensation received and to be received by the Executive for services rendered in connection with such other employment.

      9.    Termination for Cause.

              (a) The Company shall have the right to terminate the Term and the Executive's employment hereunder for Cause (as defined below). Upon any termination pursuant to this Section 9, the Company shall pay to the Executive any unpaid Annual Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

              (b) For purposes hereof, the term "Cause" shall mean: (A) the willful and continued failure by the Executive to substantially perform his duties with the Company, other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance by the Executive of a notice of termination for Good Reason (as defined in section 11 hereof), after a written demand for substantial performance is delivered to the Executive by the Directors of the Company, the Board of Directors of Applica or the Chief Executive Officer of Applica, which demand specifically identifies the manner in which the Executive has not substantially performed the Executive's duties, or (B) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or Applica, monetarily or otherwise. For purposes of this section, no act or failure to act on the part of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or Applica.

       10. Termination Without Cause. At any time the Company shall have the right to terminate the Term and the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 10 (that is not a termination under any of Sections 7, 8, 11 or 12), the Company shall pay to the Executive a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the number of years remaining in the Term, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits and the Executive shall be entitled to the other benefits set forth in
Section 5(b), (d) and (e) for the remainder of the Term. Further, any Applica stock option granted to Executive shall be exercisable immediately and the Applica stock acquired pursuant to such exercise may be sold by Executive subject to no restrictions by the Company whatsoever (other than those imposed by United States federal and state securities laws). The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as he is in full compliance with the terms of this Agreement.

      11.   Termination by Executive.

              (a) The Executive shall at all times have the right, upon 60 days written notice to the Company, to terminate the Term and his employment hereunder.

              (b) Upon any termination pursuant to this Section 11 by the Executive without Good Reason (as defined below), the Company shall pay to the Executive any unpaid Annual Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as he is in full compliance with the terms of this Agreement.

              (c) Upon any termination pursuant to this Section 11 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under
Section 10 of this Agreement if the Executive's employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

              (d) For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) the relocation of the Executive to another location more than 50 miles from his current location without his consent, or (iii) any failure by the Company to comply with any of the material provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

       12.    Change in Control.

              (a) In the event that (i) a Change in Control (as defined in paragraph (b) of this Section 12) of Applica shall occur during the Term, and
(ii) prior to the earlier of the expiration of the Term and one year after the date of the Change in Control, the Term and Executive's employment with the Company is terminated by the Company without Cause, as defined in Section 9(b) (and other than pursuant to Section 7 by reason of the Executive's death or Section 8 by reason of the Executive's disability) or the Executive terminates the Term and his employment for Good Reason, as defined in Section 11(d), the Company shall (1) pay to the Executive any unpaid Annual Base Salary through the effective date of termination, (2) pay to the Executive the Incentive Compensation, if any, not yet paid to the Executive for any year prior to such termination, at such time as the Incentive Compensation otherwise would have been payable to the Executive, (3) at the time of such termination, pay to the Executive a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the number of years remaining in the Term, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for the number of years remaining in the Term. Further, any Applica stock option granted to Executive shall be exercisable immediately and the Applica stock acquired pursuant to such exercise may be sold by Executive subject to no restrictions by the Company whatsoever (other than those imposed by United States federal and state securities laws). The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

              (b) For purposes of this Agreement, the term "Change in Control" shall mean:

                     (i) Approval by the shareholders of Applica of (x) a
              reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of Applica immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of Applica or (z) the sale of all or substantially all of the assets of Applica (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                     (ii) Individuals who, as of the date hereof, constitute the
              Board of Directors of Applica (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Applica, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Applica's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Applica, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the United States Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                     (iii) The acquisition (other than from Applica) by any
              person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act (excluding, for this purpose, Applica or its subsidiaries, or any Executive benefit plan of Applica or its subsidiaries) which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act), of 20% or more of either the then outstanding shares of the Applica's Common Stock or the combined voting power of Applica's then outstanding voting securities entitled to vote generally in the election of directors.

              (c) The payments made pursuant to paragraph (a) above shall be in lieu of any and all compensation due to Executive for the years that would otherwise be remaining in the Term. Upon receipt of said lump sum payment, this Agreement and all rights and duties of the parties shall be terminated, except as follows. In consideration for such lump sum payment and for the right to terminate under the conditions set forth above, Executive agrees to consult with the Company and Applica (or their successors), and their officers if requested to do so for a period of at least two years from the date of such termination. However, Executive shall be required to devote only such part of his time to such services as Executive believes reasonable in Executive's sole discretion, and the time and date such services are offered shall be determined by Executive so long as that time and date is within a reasonable period of time after the request. It is expressly agreed that the Company's and Applica's rights to avail itself of the advice and consultation services of Executive shall at all times be exercised in a reasonable manner, that adequate notice shall be given to Executive in such events, and that non-compliance with any such request by Executive for good reason, including, but not limited to, ill health or prior commitments, shall not constitute a breach or violation of this Agreement. Executive agrees that, except for reimbursement of all reasonable expenses incurred by him with respect to such consultation and advisory services, payable as such consultation and advisory services are rendered, he shall not be entitled to any further compensation. It is understood that in furnishing any advisory and consulting services provided herein, Executive shall not be an Executive of the Company or Applica but shall act in the capacity of independent contractor.

       13. Waivers. It is understood that either party may waive the strict performance of any covenant or agreement made herein; however, any waiver made by a party hereto must be duly made in writing in order to be considered a waiver, and the waiver of one covenant or agreement shall not be considered a waiver of any other covenant or agreement unless specifically in writing as aforementioned.


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
       14. Savings Provisions. The invalidity, in whole or in part, of any covenant or restriction, or any section, subsection, sentence, clause, phrase or word, or other provisions of this Agreement, as the same may be amended from time to time shall not affect the validity of the remaining portions thereof.

       15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to its choice of law provision.

       16. Notices. If either party desires to give notice to the other in connection with any of the terms and provisions of this Agreement, said notice must be in writing and shall be deemed given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case addressed to the party for whom it is intended as follows (or such other addresses as either party may designated by notice to the other party):

            If to the Company:        Applica Durable Manufacturing Limited
                                      5980 Miami Lakes Drive
                                      Miami, Lakes, Florida 33014
                                      Attn: David M. Friedson

            If to Executive:          At the most recent home address of
                                      Executive on the official records of the Company

       17. Default. In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may, after giving 30 days notice to the defaulting party to provide a reasonable opportunity to cure such default, proceed to protect its rights by suit in equity, action at law, or, where specifically provided for herein, by arbitration, to enforce performance under this Agreement or to recover damages for breach thereof, including all costs and attorneys' fees, whether settled out of court, arbitrated, or tried (at both trial and appellate levels).

       18. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

       19. Waiver of Jury Trial. ALL PARTIES KNOWINGLY WAIVE THEIR RIGHTS TO REQUEST A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT OF LAW, TRIBUNAL OR LEGAL PROCEEDING INVOLVING THE PARTIES HERETO OR ANY DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

                         [Signatures on following page.]


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
       IN WITNESS WHEREOF, the Company, by its appropriate officer, signed this Agreement and Executive have signed this Agreement, as of the day and year first above written.


                                        APPLICA DURABLE MANUFACTURING LIMITED


                                        By: /s/ Harry D. Schulman
                                            ---------------------
                                        Name: Harry D. Schulman
                                        Its: Director

                                        EXECUTIVE


                                        /s/ Raymond So
                                            ----------------------
                                          Raymond So


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